UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 20, 2017

Green Innovations Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-54221	26-2944840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3208 Chiquita Blvd. S., Suite 216

Cape Coral, FL 33914

(Address of principal executive offices)

(239) 829-4372

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Interim Chief Executive Officer, President, Secretary and Treasurer

On November 20, 2017, the members of the Board of Directors (the “Board”) of Green Innovations Ltd., a Nevada corporation (the “Company”), appointed Ms. Alyce Schreiber as Interim Chief Executive Officer, President, Secretary and Treasurer, effective immediately upon the removal of Gerard Danos by the Board as disclosed below.

Below is a description of the professional work experience of Ms. Schreiber.

Alyce Schreiber, Age 53, Interim President, President, Secretary and Treasurer, Member of the Board of Directors

Since July 2015, Ms. Schreiber has been employed by TCA Global Credit Master Fund, LP, where she manages many strategic projects and evaluates overall operations. She is primarily responsible for overseeing regulatory compliance policies and procedures. Prior to July 2015, Ms. Schreiber was president of her own management advisory firm since 2001, specializing in business growth and funding strategies, mergers and acquisitions, divestitures and strategic management services for small and midsize private and public companies across industry and market segments. Ms. Schreiber started her career as a Tax Specialist with Laventhol & Horwath, a national accounting firm, before joining various public and private companies in the US as an officer and director, including specialty finance companies engaged in lending activities related to consumer finance and mortgage banking.

Ms. Schreiber holds a Bachelor of Science in Business Administration with a concentration in Accounting from Boston University and a Juris Doctor degree from Benjamin N. Cardozo School of Law and is a member of the New York Bar.

Removal of Interim President

On November 20, 2017, the Board, with approval from a majority votes of shareholders, removed Gerard Danos as Interim Chief Executive Officer, President, Secretary and Treasurer, effectively immediately.

Appointment of Director

On November 20, 2017, the Board, with approval from a majority vote of shareholders, appointed Gregory Felix as a member of the Board.

Below is a description of the professional work experience of Mr. Felix.

Gregory Felix, Age 46

Since March 2017, Mr. Felix has been employed by TCA Global Credit Master Fund, LP, where he oversees the distressed loans for the Fund and works to turnaround these underperforming companies. Prior to joining TCA, Mr. Felix has spent more than 15 years in various areas of finance and accounting, building a wealth of knowledge targeted at non-performing loans, restructuring of troubled companies, and creating asset recovery and workout strategies.

Mr. Felix holds a Bachelor of Science from Drexel University and Masters of Business Administration from Temple University.

Removal of Director

On November 20, 2017, the Board, with approval from the majority votes of shareholders, removed Mr. Gerard Danos as a member of the Board, effectively immediately.

Family Relationships

Ms. Schreiber, Mr. Danos and Mr. Felix do not have a family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no applicable related party transactions.

Compensatory Arrangements

None.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN INNOVATIONS LTD.

Date: November 24, 2017	By:	/s/ Alyce Schreiber
Alyce Schreiber
Chief Executive Officer

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